SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                -------------------------------------------------
                                December 6, 2004


                                MAXI GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Nevada                        33-08070-LA             87-0420448
-------------------------------    ------------------------  -------------------
(State or other jurisdiction of    (Commission file number)     (IRS employer
        incorporation)                                       identification no.)

         836 South Slate Canyon Drive, Provo, Utah              84606
         -----------------------------------------            ----------
          (Address of principal executive offices)            (Zip code)

                                 (801) 356-3735
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of 2 pages.

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Item 8.01 Other Information

         The Company has authorized a dividend in the aggregate amount of approximately 75,311,305 shares of authorized but unissued common stock to be distributed to the common stockholders of the Company, payable at the rate of
3.1587 shares of common stock per share of common stock of the Company owned by its stockholders. The record date for the stock dividend is December 17, 2004. The shares of stock will be mailed on or about the record date without any action on the part of stockholders.

         On the record date, the Company expects to have outstanding 23,842,500 shares of its common stock and immediately after the stock dividend the Company expects to have outstanding approximately 99,153,805 shares of common stock. There will not be any changes in the Company's CUSIP number or symbol as a result of the share dividend.

         For further information regarding the stock dividend, please contact Mathew W. Evans (801) 356-3735.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MAXI GROUP, INC.
                                            (Registrant)



Date: December 8, 2004                      By   /s/ Mathew W. Evans
                                               ---------------------------------
                                               Mathew W. Evans
                                               President, CEO, CFO and Secretary

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